SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                                  Form 8-K

                              CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event Requiring Report: September 9, 2002


                           INCALL SYSTEMS, INC.
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         (Exact name of registrant as specified in its charter)

        NEVADA                 000-26183                 91-1932068
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(State of incorporation)  (Commission File No.) (IRS Employer Identification)


        2764 Lake Sahara Drive, Suite 115, Las Vegas, NV 89117
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         (Address of principal executive offices, zip code)


                             (866) 628-5278
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           Registrant's telephone number, including area code



ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

inCall Systems, Inc.'s wholly owned subsidiary, Vocalscape Networks Inc., has entered into a distribution agreement with Better Call Home, Inc.(BCH) a Nevada corporation. Under terms of the agreement, ninety-two and six tenths percent (92.6%) of the outstanding shares of BCH's common stock will be transferred to Vocalscape Networks Inc. in exchange for the right to distribute Vocalscape products. In consideration for such rights, Vocalscape will receive good and marketable title to twenty percent (20%) of BCH's issued and outstanding common stock free of all encumbrances whatsoever.

Vocalscape Networks Inc. sold 750,000 shares of Better Call Home, Inc. to O.B. Services Inc., a Colorado corporation and Creative Communication Corp., a Colorado corporation. A promissory note for $200,000, designated for the purchase of such shares, was received by Vocalscape Networks Inc. August 28, 2002 and became effective September 9, 2002.

Interest of 8% and any accrued unpaid charges on the note are payable annually, in arrears, on the last day of each calendar year, commencing with a short calendar year for 2002. The principle balance, interest and accrued unpaid charges under the note are due and payable on the final maturity date of August 4, 2004.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

      Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Not applicable.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS
      Not applicable.


Item 7.  FINANCIAL STATEMENTS

      Not applicable.


      b)  Pro Forma Financial Information.

      Not applicable.


     (c)  Exhibits.

      None.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized this 19th day of September, 2002.

               By /s/ Ron McIntyre
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                  Ron McIntyre, President, Director